As Filed with the Securities and Exchange Commission on January 7, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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State Street Institutional Investment Trust

SSgA Funds

State Street Master Funds

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Q&A Regarding Proposed Changes to Fundamental Investment Restrictions

State Street Institutional Liquid Reserves Fund	State Street U.S. Government Money Market
State Street Institutional U.S. Government	Portfolio
Money Market Fund	State Street Treasury Money Market Portfolio
State Street Institutional Treasury Money	State Street Treasury Plus Money Market
Market Fund	Portfolio
State Street Institutional Treasury Plus Money	State Street Tax Free Money Market Portfolio
Market Fund	SSgA Money Market Fund
State Street Institutional Tax Free Money	SSgA Prime Money Market Fund
Market Fund	SSgA U.S. Government Money Market Fund
State Street Money Market Portfolio	SSgA U.S. Treasury Money Market Fund

What is happening?

The Board of Trustees is proposing that shareholders vote to approve changes to some of the Funds’ fundamental investment restrictions and eliminate some others, and that shareholders vote to approve other matters described in the Funds’ proxy statement.

If these changes are approved, will my Fund continue to be a money market fund?

Yes. A vote to approve the proposed changes to a Fund’s investment policies will not change its status as a money market fund. As a money market fund, each Fund invests in accordance with the liquidity, credit quality and other regulatory requirements applicable to money market funds.

Why are these changes being proposed?

The proposed changes are intended to result in uniform investment policies (to the extent practicable) across all money market funds within the fund complex, reducing administrative and compliance burdens and, potentially, leading to efficiencies and cost savings for the Funds. Approving the proposed investment policy changes could enable the Funds, in the future, to take advantage more easily of efficiencies and attractive investment opportunities and/or to respond more easily to changing regulations or market developments — without incurring the delays, costs and potentially missed opportunities that could result from a need to seek shareholder approval to make the proposed policy changes at that later time.

Would my Fund’s investment approach change if the proposed policy changes are approved?

No, Fund management does not currently anticipate any changes in the way the Funds are managed as a result of these proposed changes. Shareholder approval now of a change to, or elimination of, a Fund’s fundamental investment restrictions could enable the Fund, in the future, to take advantage more easily of efficiencies and attractive investment opportunities and/or to respond more easily to changing regulations or market developments.

If my Fund is a money market fund, why does it have fundamental investment policies about real estate-related investments, commodities and other topics covered by the proxy statement?

Every registered investment company, including money market funds like your Fund, is required by law to have fundamental investment policies about the topics covered by the proposed policies.

Even if a Fund’s existing or proposed new policy permits an investment practice, the Fund would only make an investment if it is consistent with its investment strategy and applicable law and regulations. (Money market funds in particular are subject to a wide variety of requirements and limitations that do not apply to other mutual funds.)